EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Medwave, Inc. Amended and Restated Stock Option Plan of our report dated June 28, 1996 with respect to the financial statements and schedule of Medwave, Inc. included in the Annual Report (Form 10-KSB) for the year ended April 30, 1996, filed with the Securities and Exchange Commission.





                                                    /s/ ERNST & YOUNG LLP



Minneapolis, Minnesota
March 11, 1997